EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports included in this registration statement and to the incorporation by reference in this registration statement of our reports dated February 9, 2001 and May 24, 2001, included in Public Service Company of New Mexico's Forms 10-K and 11-K, respectively, for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.



                                  ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
May 24, 2001